SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is executed as of January 16, 2015 by and between Tauriga Sciences, Inc., a Florida corporation (the “Company”), and Typenex Co-Investment, LLC, a Utah limited liability company (“Purchaser”).

BACKGROUND

A. On the date hereof, the Company, its transfer agent, ClearTrust, LLC, a Florida limited liability company (“ClearTrust”) and Purchaser entered into a Settlement Agreement (the “Settlement Agreement”), relating to disputes between the parties arising from a transaction between them completed on June 24, 2013.

B. As part of and subject to the Settlement Agreement, Purchaser agreed to purchase from the Company an aggregate of Three Hundred Thousand and 00/100 U.S. Dollars ($300,000.00) of shares of the Company’s common stock, par value $0.00001 (“Common Stock”), in accordance with the terms of Section 2 of the Settlement Agreement and this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1. Issuance of Shares and Purchase Price.

1.1. Purchase. Subject to the terms and conditions of this Agreement and the Settlement Agreement, Purchaser agrees to purchase from the Company an aggregate of Three Hundred Thousand and 00/100 U.S. Dollars ($300,000.00) of shares of Common Stock (the “Shares”) in three tranches (each a “Tranche,” and collectively, the “Tranches”) of $100,000 each. The price per share of Common Stock, calculated separately for each Tranche, shall be 150% of the five day average closing sale price of the Company’s Common Stock for the five Trading Days (as defined below) immediately preceding the Closing Date (as defined below) for the applicable Tranche.

1.2. Closing Dates. The closing of the purchase and sale of the Shares hereunder shall occur in three separate closings corresponding to the three Tranches, with the first such closing occurring no later than the First Tranche Closing Deadline (as defined in the Settlement Agreement), the second such closing occurring no later than the Second Tranche Closing Deadline (as defined in the Settlement Agreement), and the third and final such closing occurring no later than the Third Tranche Closing Deadline (as defined in the Settlement Agreement) (each a “Closing”). Each Closing shall automatically occur hereunder once Purchaser has delivered the required $100,000 payment to the Company pursuant to Section 1.4, together with a completed and duly executed Notice of Purchase substantially in the form attached hereto as Exhibit A (the “Notice of Purchase”), which Notice of Purchase may be faxed or emailed to the Company by Purchaser. The date on which each Closing occurs shall each be referred to herein as a “Closing Date,” and collectively as the “Closing Dates.”

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1.3. Delivery at Each Closing. No later than three (3) Trading Days after each Closing Date, the Company will, subject to payment of the consideration set forth below, and provided that the Common Stock is then DTC Eligible (as defined below), deliver, or cause its then-current transfer agent to deliver, to Purchaser or its broker (if designated by Purchaser), via reputable overnight courier, a stock certificate, registered in the name of Purchaser or its designee, representing DTC Eligible Common Stock equal to the applicable number of Shares required to be delivered hereunder in connection with such Closing. If the Common Stock is not DTC Eligible at such time, such shall constitute a breach of this Agreement, and the Company shall instead, on or before the applicable delivery deadline, issue and deliver to Purchaser or its broker (if designated by Purchaser), via reputable overnight courier, a stock certificate, registered in the name of Purchaser or its designee, representing the applicable number of Shares required to be delivered hereunder in connection with such Closing. For the avoidance of doubt, the Company has not met its obligation to deliver the Shares required to be delivered hereunder within the required timeframe unless Purchaser or its broker, as applicable, has actually received the certificate representing the applicable Shares no later than the close of business on the latest possible delivery date pursuant to the terms set forth above. All the Shares shall be “restricted securities” as defined in Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”). If the Company fails to deliver Shares with respect to a Notice of Purchase as required under this Agreement, Purchaser may send the applicable Notice of Purchase directly to the Company’s transfer agent for processing pursuant to the terms of the Transfer Agent Letter (as defined in the Settlement Agreement). For purposes of this Agreement: (a) “DTC” means the Depository Trust Company; (b) “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Purchaser’s brokerage firm for the benefit of Purchaser; and (c) “Trading Day” means any day during which the principal trading market for the Company’s securities in the United States shall be open for business.

1.4. Purchase Price. As consideration for the purchase of the Shares with respect to each Tranche, Purchaser shall pay to the Company on each Closing Date, the amount of One Hundred Thousand and 00/100 U.S. Dollars ($100,000.00), to be paid by wire transfer pursuant to the instructions provided by the Company to the Purchaser.

2. Representations, Warranties and Covenants of Purchaser. As of each Closing Date, Purchaser represents, warrants, and covenants to the Company that:

2.1. Investment Purpose. Purchaser is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Purchaser reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement covering such Shares or an available exemption under the Securities Act.

2.2. Accredited Investor Status. Purchaser is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

2.3. Transfer or Resale. Purchaser understands that: (i) the Shares shall be “restricted securities” as defined in Rule 144 of the Securities Act and have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Purchaser shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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2.4. Authorization, Enforcement. This Agreement and all other Settlement Documents (as defined in the Settlement Agreement) to which Purchaser is a party have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.5. Brokers. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Purchaser in connection with the transactions contemplated hereby or under any other Settlement Document based on any agreement, arrangement or understanding with Purchaser or any action taken by Purchaser.

3. Representations, warranties, and Covenants of the Company. As of each Closing Date, the Company hereby makes the representations set forth below and covenants and agrees as follows to Purchaser (in addition to those set forth elsewhere herein):

3.1. Organization and Qualification. The Company has been duly organized, validly exists and is in good standing under the laws of the State of Florida. The Company has full corporate power and authority to enter into this Agreement and all other Settlement Documents and this Agreement together with all other Settlement Documents have been duly and validly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws affecting creditors’ rights, generally.

3.2. Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and all other Settlement Documents and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement and all other Settlement Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement and all other Settlement Documents have been duly executed and delivered by the Company, (iv) this Agreement and all other Settlement Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies, and (v) the Company’s signatory has full corporate or other requisite authority to execute this Agreement and all other Settlement Documents and to bind the Company.

3.3. Issuance of Shares. The issuance of the Shares is duly authorized and the Shares are free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description other than liens in favor of Purchaser.

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3.4. No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement and all other Settlement Documents in accordance with the terms hereof and thereof will not contravene any provision of applicable law or the charter documents of the Company or any agreement or other instrument binding upon the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and all other Settlement Documents in accordance with the terms hereof and thereof.

3.5. SEC Documents; Financial Statements. None of the Company’s filings (“SEC Documents”) filed with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2014, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. As of their respective dates, the financial statements of the Company included in the Company’s SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to Purchaser which is not included in the Company’s SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

3.6. Brokers. The Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fees or similar payments by Purchaser relating to this Agreement or any other Settlement Document, or the transactions contemplated hereby or thereby. The Company shall indemnify and hold harmless each of Purchaser, its employees, officers, directors, stockholders, managers, agents, attorneys, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees.

3.7. Shares Exempt. Subject to the performance by Purchaser of its obligations under this Agreement and the accuracy of the representations and warranties of Purchaser, the issuance of the Shares will be exempt from the registration requirements of the Securities Act.

3.8. Absence of Litigation. Except for the litigation and disputes being dismissed and settled pursuant to the Settlement Agreement, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Company or its operations.

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3.9. Recitals. All of the information, facts and representations set forth in the Recitals section of this Agreement are in all respects true and accurate as of the date hereof and are incorporated as representations and warranties of the Company as if set forth in this Section 3.

3.10. Reporting Status. With a view to making available to Purchaser or its assignees the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit Purchaser or its assignees to sell securities of the Company to the public without registration, and as a material inducement to Purchaser’s purchase of the Shares, the Company represents, warrants and covenants to the following:

(a) The Company’s Common Stock is registered under Section 12(g) of the Exchange Act.

(b) The Company is not and has never been a “shell company,” as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12(b)(2) of the Exchange Act.

(c) Until all of the Shares have been sold by Purchaser, the Company shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the Securities Act, is publicly available.

(d) The Company shall furnish to Purchaser, so long as Purchaser owns Shares, promptly upon request, a written statement by the Company that it has complied with the reporting requirements of Rule 144.

3.11. So long as Purchaser owns Shares, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

3.12. Listings or Quotation. For so long as Purchaser owns Shares, the Company’s Common Stock shall be listed or quoted for trading on any of (i) NYSE Amex, (ii) the New York Stock Exchange, (iii) the Nasdaq Global Market, (iv) the Nasdaq Capital Market, or (v) the OTCQX or OTCQB Bulletin Board. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or eligible for quotation (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of this Agreement. The Company will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the principal trading market and/or the Financial Industry Regulatory Authority, Inc. or any successor thereto, as the case may be, applicable to it at least through the date which is sixty (60) days after the date on which Purchaser has sold all Shares.

4. Miscellaneous.

4.1. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for Arbitration (as defined in Exhibit F attached to the Settlement Agreement) of any dispute arising out of or relating to this Agreement or the relationship of the parties or their affiliates shall be in Cook County, Illinois. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with this Agreement, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Cook County, Illinois, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

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4.2. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit F attached to the Settlement Agreement) arising under this Agreement or any other Settlement Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit F attached to the Settlement Agreement (the “Arbitration Provisions”), all of which are incorporated herein and made a part hereof. The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in the Settlement Agreement. By executing this Agreement, the Company represents, warrants and covenants that it has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that the Company will not take a position contrary to the foregoing representations. The Company acknowledges and agrees that Purchaser may rely upon the foregoing representations and covenants of the Company regarding the Arbitration Provisions.

4.3. Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

4.4. Pronouns. All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

4.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

4.6. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

4.7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

4.8. Entire Agreement. This Agreement, all other Settlement Documents and the Warrant (as defined in the Settlement Agreement) (including any exhibits, schedules or attachments thereto) (collectively, the “Agreements”), constitute and contain the entire agreement between the parties hereto, and supersede all prior oral or written agreements and understandings between Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and the Agreements and the instruments referenced therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

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4.9. Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by the Company and Purchaser.

4.10. No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (i) only if it is made or given in writing (including an email message) and (ii) only in the specific instance and for the specific purpose for which made or given.

4.11. Currency. All dollar amounts referred to or contemplated by this Agreement or any of the other Settlement Documents shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

4.12. Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Purchaser, which consent may be withheld at the sole discretion of Purchaser; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization of the Company, Purchaser shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Purchaser hereunder may be assigned by Purchaser to a third party, including its financing sources, in whole or in part.

4.13. No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

4.14. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

4.15. Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement, any of the other Settlement Documents or the Warrant are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Purchaser may have, whether specifically granted in this Agreement or any other document or agreement referenced above in this Section, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Purchaser may deem expedient.

4.16. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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4.17. Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

4.18. Transaction Fees. Each party shall be responsible for its own attorneys’ fees and other costs and expenses associated with documenting and closing the transaction contemplated by this Agreement.

4.19. Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

PURCHASER:

Typenex Co-Investment, LLC

By:	Red Cliffs Investments, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Tauriga Sciences, Inc.

By:	/s/ Stella M. Sung
Stella M. Sung, Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Notice of Purchase

[attached]